SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-KSB/A


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   July 17, 2000
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                          NEW HORIZON KIDS QUEST, INC.
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             (Exact name of registrant as specified in its charter)


                                    Minnesota
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                 (State or other jurisdiction of incorporation)


         0-27780                                          41-1719363
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(Commission File Number)                     (IRS Employer Identification No.)


        16355 - 36th Avenue North, Suite 700, Plymouth, MN 55446
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(Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code:  (612) 557-1111
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                                 Not Applicable
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          (Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant

         1. On July 17, 2000, NEW HORIZON KIDS QUEST, INC. (the "Registrant") terminated the engagement of the Registrant's independent accountants, Arthur Andersen LLP ("Arthur Andersen"). The Registrant subsequently engaged the firm of Boulay, Heutmaker, Zibell & Co. P.L.L.P. ("Boulay") as its new independent accountants.

         2. The reports of Arthur Andersen on the Registrant's financial statements for the fiscal years ended December 31, 1999 and 1998 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

         3. In connection with the audit of the Company's financial statements for the fiscal years ended December 31, 1999 and 1998, and during the interim period through July 17, 2000, there were no disagreements with Arthur Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Arthur Andersen, would have caused Arthur Andersen to make reference to the matter in its report.

         4. The decision to terminate Arthur Andersen was approved by the Registrant's Board of Directors.

         5. A letter addressed to the Securities and Exchange Commission from Arthur Andersen stating their agreement with the disclosures made in this filing is an exhibit hereto.

Item 7. Financial Statements and Exhibits

         (c) Exhibits. The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-B.

         Exhibit No.          Description
         -----------          -----------

            16.1 Letter on change in certifying accountant from Arthur Andersen LLP

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       NEW HORIZON KIDS QUEST, INC.



                                       By:     /s/ William M. Dunkley
                                          --------------------------------------
                                          William M. Dunkley
                                          Chief Executive Officer


Date: August 15, 2000